THIS WARRANT AND THE SHARES OF COMMON STOCK OF OPAL TECHNOLOGIES, INC. TO BE ISSUED UPON ANY EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND
THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                     WARRANT
                               to Purchase Shares
                                       of
                          Common Stock (.001 par value)
                                       of
                             Opal Technologies, Inc.
                                  May 12, 1998

     This certifies that, for value received, Corinthian Capital Limited, ("CC") and any subsequent transferee pursuant to the terms hereof (each, a "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Opal Technologies, Inc., a Nevada corporation (the "Issuer"), at any time or from time to time on or after May 12, 1998 and on or before September 1, 2000 (the "Expiration Date"), such number as is equal to the sum of the following:

     (a) Twenty-five percent of the total of the issued and outstanding shares of the Issuer as of May 12, 1998, plus

     (b) Twenty-five percent of the total warrants issued and outstanding as of May 12, 1998, including this warrant; plus

     (c) Twenty-five percent of the total of any other shares reserved or issuable by the Issuer used in computing the number of shares outstanding on a fully diluted basis; less

     (d) That number of shares of the Issuer owned by Bestalong Group, Inc. multiplied by the percentage of share ownership of CC in Bestalong Group, Inc.

fully paid and nonassessable shares of common stock, $.001 par value (the "Common Stock"), of the Issuer at an exercise price equal to $1.00 per share, subject to adjustment pursuant to the terms hereunder (the "Exercise Price") (such shares of Common Stock and other securities issued and issuable upon exercise of this Warrant, the "Warrant Shares"). This Warrant supercedes and replaces the warrants granted pursuant to the Agreement dated April 22, 1997 between Bestalong Group, Inc. and Corinthian Capital Limited.

     Section 1. Exercise of Warrant.

          (a) Subject to the provisions hereof, this Warrant may be exercised, in whole or in part, but not as to a fractional share, at any time or from time to time on or after May 12, 1998 and on or before the Expiration Date, by presentation and surrender hereof to the Issuer at the address which, in accordance with the provisions of Section 9 hereof, is then effective for notices to the Issuer, with the Election to Purchase Form annexed hereto as Schedule One, duly executed and accompanied by payment to the Issuer as further set forth below in this Section 1, for the account of the Issuer, of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. The Issuer shall maintain at its principal place of business a register for the registration of this Warrant and registration of transfer of the Warrant. The Exercise Price for the number of Warrant Shares specified in the Election to Purchase Form shall be payable in United States Dollars by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to an account specified by the Issuer for that purpose.

          (b) Certificates representing Warrant Shares shall bear the following restrictive legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

          (c) Once the registration of the Common Stock underlying the Warrants has been declared effective, the restriction legend denoted in Paragraph
     (b) of this Section 1 shall be removed from any outstanding Common Share.

     Section 2. Reservation of Shares; Preservation of Rights of Holder. The Issuer hereby agrees that there shall be reserved for issuance and/or delivery upon exercise of this Warrant, such number of Warrant Shares as shall be required for issuance or delivery upon exercise of this Warrant. The Warrant surrendered upon exercise shall be canceled by the Issuer. After the Expiration Date no shares of Common Stock shall be subject to reservation in respect of this Warrant. The Issuer further agrees (i) that it will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer, (ii) promptly to take all action as may from time to time be required in order to permit the Holder to exercise this Warrant and the Issuer duly and effectively to issue shares of its Common Stock or other securities as provided herein upon the exercise hereof, and (iii) promptly to take all action required or provided herein to protect the rights of the Holder granted hereunder against dilution. Without limiting the generality of the foregoing, should the Warrant Shares at any time consist in whole or in part of shares of capital stock having a par value, the Issuer agrees that before taking any action which would cause an adjustment of the Exercise Price so that the same would be less than the then par value of such Warrant Shares, the Issuer shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Exercise Price as so adjusted. The Issuer further agrees that it will not establish a par value for its Common Stock while this Warrant is outstanding in an amount greater than the Exercise Price.

     Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is not transferable or assignable except as provided in this Section 3. Any attempted transfer of this Warrant, the Warrant Shares or any new Warrant not in accordance with this Section shall be null and void, and the Issuer shall not in any way be required to give effect to such transfer. No transfer of this Warrant shall be effective for any purpose hereunder until (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer, and (ii) the transferee shall first agree in a writing deposited with the Secretary of the Issuer to be bound by all the provisions of this Warrant. Upon surrender of this Warrant to the Issuer by any transferee authorized under the provisions of this Section 3, the Issuer shall, without charge, execute and deliver a new Warrant registered in the name of such transferee at the address specified by such transferee, and this Warrant shall promptly be canceled. The Issuer may deem and treat the registered holder of any Warrant as the absolute owner thereof for all purposes, and the Issuer shall not be affected by any notice to the contrary. Any Warrant if presented by an authorized transferee, may be exercised by such transferee without prior delivery of a new Warrant issued in the name of the transferee.

     Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute a separate contractual obligation on the part of the Issuer, whether or not the Warrant so lost, stolen destroyed or mutilated shall be at any time enforceable by anyone.

     Section 4. Rights of Holder. Neither a Holder nor his transferee by devise or otherwise shall be, or have any rights or privileges of, a shareholder of the Issuer with respect to any Warrant Shares, unless and until certificates representing such Warrant Shares shall have been issued and delivered thereto.

     Section 5. Adjustments in Exercise Price and Warrant Shares. The Exercise Price and Warrant Shares shall be subject to adjustment from time to time as provided in this Section 5.

          (a) If the Issuer is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

          (b) If the Issuer declares a dividend on Common Stock, or makes a distribution to holders of Common Stock, and such dividend or distribution is payable or made in Common Stock or securities convertible into or exchangeable for Common Stock, or rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend or distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

          (c) If the Issuer declares a dividend on Common Stock (other than a dividend covered by subsection (b) above) or distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any cash or other of its assets (other than Common Stock or securities convertible into or exchangeable for Common Stock), the Holder shall receive notice of such event as set forth in Section 7 below.

          (d) In case of any consolidation of the Issuer with, or merger of the Issuer into, any other corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and in which no change occurs in its outstanding Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Issuer, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Issuer, except where the Issuer is the surviving entity and no change occurs in its outstanding Common Stock), the corporation formed by such consolidation or the corporation resulting from such merger or the corporation which shall have acquired such assets or securities of the Issuer, as the case may be, shall execute and deliver to the Holder simultaneously therewith a new Warrant, satisfactory in form and substance to the Holder, together with such other documents as the Holder may reasonably request, entitling the Holder thereof to receive upon exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or exchange of securities, or upon the dissolution following such sale or other transfer, by a holder of the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such consolidation, merger, sale, transfer, or exchange. Such new Warrant shall contain the same basic other terms and conditions as this Warrant and shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. If any such consolidation, merger, sale, transfer or exchange should occur prior to May 12, 1998, the date shall be adjusted to the date which is one business day prior to the closing of any such consolidation, merger, sale, transfer or exchange. The above provisions of this paragraph (d) shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers covered hereby.

          (e) If the Issuer shall, at any time before the expiration of this Warrant dissolve, liquidate or wind up its affairs, the Holder shall, upon exercise of this Warrant have the right to receive, in lieu of the shares of Common Stock of the Issuer that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Issuer had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant for the shares of Common Stock receivable upon exercise of this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Issuer shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this Warrant from the amount payable to the Holder. For purposes of this paragraph, the sale of all or substantially all of the assets of the Issuer and distribution of the proceeds thereof to the Issuer's shareholders shall be deemed liquidation.

          (f) If an event occurs which is similar in nature to the events described in this Section 5, but is not expressly covered hereby, the Board of Directors of the Issuer shall make or arrange for an equitable adjustment to the number of Warrant Shares and the Exercise Price.

          (g) If the loan dated May 5, 1998 to Bestalong Group, Inc. in the amount of $2,200,000 for the benefit of the Issuer is not repaid in full non or before September 6, 1998, the Exercise Price shall be reduced to the following Exercise Price if the loan is repaid in full.

                 Date                                       Exercise Price
     --------------------------------                ---------------------------

     1.   On or after September 1, 1998,
          but before September 7, 1998                      $   0.50

     2.   On or after September 7, 1998, but
          before September 15, 1998                             0.40

     3.   On or after September 15, 1998, but
          before September 22, 1998                             0.30

     4.   On or after September 22, 1998 but
          before September 29, 1998                             0.25

     5.   On or after September 29, 1998 but
          before October 6, 1998                                0.20

     6.   On or after October 6, 1998 but
          before October 13, 1998                               0.15

     7.   On or after October 13, 1998 but
          before October 20, 1998                               0.10

     8.   On or after October 20, 1998                          0.05


          (h) The term "Common Stock" shall mean the Common Stock, $.001 par value, of the Issuer as the same exists at the date of issuance of this Warrant or as such stock may be constituted from time to time, except that for the purpose of this Section 5, the term "Common Stock" shall include any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer.

          (i) The Issuer shall retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Issuer) to make any computation required under this Section 5, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 5.

          (j) Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Section 5, the Issuer forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, and furnish to each Holder hereof, a certificate prepared in accordance with paragraph (h) above, showing the adjusted number of Warrant Shares and the Exercise Price and setting forth in reasonable detail the circumstances requiring the adjustments.

          (k) Notwithstanding any other provision, this Warrant shall be binding upon and inure to the benefit of any successors and assigns of the Issuer.

          (l) No adjustment in the Exercise Price in accordance with the provisions of this Section 5 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01 provided however, that the amount by which any adjustment is not made by reason of the provisions of this paragraph (k) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

          (m) If an adjustment is made under this Section 5 and the event to which the adjustment relates does not occur, then any adjustments in accordance with this Section 5 shall be readjusted to the Exercise Price and the number of Warrant Shares which would be in effect had the earlier adjustment not been made.

     Section 6. Taxes on Issue or Transfer of Common Stock and Warrant. The Issuer shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on the exercise of this Warrant. The Issuer shall not be required to pay any tax which may be payable in respect of any transfer of this Warrant or in respect of any transfers involved in the issue or delivery of shares or the exercise of this Warrant in a name other than that of the Holder and the person requesting such transfer, issue or delivery shall be responsible for the payment of any such tax (and the Issuer shall not be required to issue or deliver said shares until such tax has been paid or provided for).

     Section 7. Notice of Adjustment. So long as this Warrant shall be outstanding, (a) if the Issuer shall propose to pay any dividends or make any distribution upon the Common Stock, or (b) if the Issuer shall offer generally to the holder of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights, or (c) if there shall be any proposed capital reorganization of the Issuer in which the Issuer is not the surviving entity, recapitalization of the capital stock of the Issuer, consolidation or merger of the Issuer with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Issuer, or voluntary or involuntary dissolution, liquidation or winding up of the Issuer, or (d) if the Issuer shall give to its stockholders any notices, report or other communication respecting any significant or special action or event, then in such event, the Issuer shall give to the Holder, at least ten days prior to the relevant date described below (or such shorter period as is reasonably possible if ten days is not reasonably possible), a notice containing a description of the proposed action or event and stating the date or expected date on which a record of the Issuer's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

     Section 8. Registration Rights.

          a. Demand Registration Rights. The Issuer covenants and agrees with the holders of Warrants(the "Registrable Securities") that the Issuer will file as promptly as practicable and, in any event, not later than July 31, 1998, at CC's expense for all reasonable registration cost, no more than once, a new registration statement under the Securities Act, registering or qualifying the Registrable Securities for sale. The Issuer will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such registration statement as promptly as practicable and for a period of two years thereafter to reflect in the Amendment or registration statement financial statements which are prepared in accordance with Section 10(a)(3) of the Securities Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental and/or material change in the information set forth in the Amendment or registration statement to enable any Holders of the Warrants to exercise such Warrants and sell Warrant Shares, or to enable any holders of Warrant Shares to sell such Warrant Shares, during said two year period. The Holders may sell the Registrable Securities pursuant to the Amendment or registration statement without exercising the Warrants.

          b. Action to be Taken by the Issuer. In connection with the registration of Registrable Securities hereunder, the Issuer agrees to use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which such holders shall reasonably request, provided, however, that no qualification shall be required in any jurisdiction where, as a result thereof, the Issuer would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject; and (iii) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each holder of securities included in such registration statement. CC agrees to bear all reasonable registration costs for such a registration of the Registrable Securities.

          c. Action to be Taken by the Holders. The Issuer's obligations under this Section 8 shall be conditioned upon a timely receipt by the Issuer in writing of: (i) information as to the terms of such public offering furnished by or on behalf of each holder of Registrable Securities intending to make a public offering of his, her or its Registrable Securities, and (ii) such other information as the Issuer may reasonably require from such holders, or any underwriter for any of them, for inclusion in such registration statement.

     Section 9. Notices. All communications hereunder shall be in writing, and, if sent to the Holder shall be sufficient in all respects if delivered, sent by registered mail, or by facsimile and confirmed to the Holder at:

                        Corinthian Capital Limited
                        Av. Figueroa Alcorta 3800, Planta Baja
                        Buenos Aires, Argentina
                        Attention: Dante Quinterno
                        Telephone: 54-1-801-2500
                        Fax: 54-1-801-8012

With copies to:         Stairs Dillenbeck Finley & Merle
                        300 Madison Avenue, Suite 2900
                        New York, NY 10017-5090
                        Attention: Santiago Rendon
                        Telephone: (212) 697-2700
                        Fax: (212) 687-3523

or if to any other Holder, addressed to such Holder at such address as it shall have specified to the Issuer in writing, or, if sent to the Issuer, shall be delivered, sent by registered mail or by facsimile and confirmed to the Issuer at:

                          Opal Technologies, Inc.
                          Suite 4704, 18 Harbour Road
                          Wanchai, Hong Kong
                          Attention: John Koon
                          Telephone: (852) 2541-1999
                          Facsimile: (852) 2854-3939


With copies to:           Vanderkam & Sanders
                          440 Louisiana, Suite 475
                          Houston, TX 77002
                          Attention: Hank Vanderkam
                          Telephone: (713) 547-8900
                          Fax: (713) 547-8910

     Section 11. Governing Law. The Issuer agrees that any action or proceeding based hereon, or arising out of this Warrant, shall be brought and maintained exclusively in the United States District Court for the Southern District of New York. The Issuer and the Holder each hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any such action or proceeding as set forth above and irrevocably agree to be bound by any judgement rendered thereby in connection with such action or proceeding. Each of the Issuer and the Holder hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such action or proceeding brought in any such court referred to above and any claim that any such action or proceeding has been brought in an inconvenient forum.

       Dated: May 12, 1998

                                             Opal Technologies, Inc.

                                             By: /s/  John Koon
                                                --------------------------------
                                             Name:  John Koon
                                             Title: President

ATTEST:

/s/  Kenneth Poon
------------------------
Kenneth Poon, Secretary

                                                           Schedule One
                                                           ------------

                              ELECTION TO PURCHASE

     The undersigned hereby irrevocably elects to exercise this Warrant and to purchase shares of Opal Technologies, Inc. Common Stock issuable upon the
        --
exercise of this Warrant, and requests that certificates for such shares be issued in the name of:


  -----------------------------------------------------------------------------
                                     (Name)


  -----------------------------------------------------------------------------
                                    (Address)


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                (United States Social Security or other taxpayer
                       identifying number, if applicable)

and, if different from above, be delivered to:


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                                     (Name)


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                                    (Address)

and, if the number of Warrant Shares so purchased are not all of the Warrant Shares issuable upon exercise of this Warrant, that a Warrant to purchase the balance of such Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.

Date:                          , 19
     -------------------------     ------------

Name of Registered Owner:
                         ----------------------------------------------------

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Address:
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Signature:
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